                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                       Ohio & Southwestern Energy Company
                       ----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


Colorado                                                     84-1116458
(State or Other Jurisdiction of                              (IRS Employer
Incorporation or Organization )                              Identification No.)

        650 W. Georgia Street, Suite 450, Vancouver, B.C., Canada V6B 4N8
               (Address of principal executive offices)          (Zip Code)

          CONSULTANTS AND PROFESSIONALS COMMON STOCK COMPENSATION PLAN
                            (Full title of the plan)

      Bruce F. Fein, esq. 6363 Woodway Drive, Suite 965, Houston, TX 77057
                     (Name and address of agent for service)

                                  7613-273-6600
          (Telephone number, including area code, of agent for service)

---------------------- -------------- ------------------ ------------------ ------------------
Title of               Amount         Proposed maximum   Proposed
Securities to be       To be          Offering price     Maximum aggregate  Amount of
Registered             Registered     Per Share (1)      Offering price     Registration fee
---------------------- -------------- ------------------ ------------------ ------------------
Common stock           495,023        $3.52              $1,742,481         $435.62
---------------------- -------------- ------------------ ------------------ ------------------

(1) Estimated solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document or documents containing the information specified in Part I are not required to be filed with the securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

         There are individual letter agreements with the securities attorney, the media consultant and an e-commerce consultant which provide for the payment for services rendered in shares of the common stock of the Company in lieu of cash.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         (a) The Annual Reports on Form 10K-SB of the Ohio & Southwestern Energy Company for the fiscal year ended December 31, 1999.

         (b) All reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

             None

         (c) The description of the common shares issued by the company in a Registration Statement dated January 4, 1990, and any amendment or report filed for the purpose of updating such description under Registration Statement 33-28188.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15 of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all common shares covered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Copies of these documents are not required to be filed with the registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities being registered hereunder will be passed on for the Company by Bruce F. Fein, securities attorney of Houston, Texas. He is an independent securities attorney and the owner of 5,023 free trading shares registered pursuant to this S-8 Registration Statement, plus will be issued 25,000 common shares upon the completion of an Agreement and Plan of Reorganization that the Company is conducting with Canarab Technology Limited as outlined in the Company's 8K filing dated July 31, 2000.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the Colorado Revised Statutes, Section 7-108-402 ("CRS"). The CRS does not permit liability to be eliminated (i) for any breach of one of our director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in the CRS, or (iv) for any transaction for which one of our directors derived an improper personal benefit. Our Certificate of Incorporation also provides that Company shall indemnify our directors and executive officers to the fullest extent permitted by the CRS, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. Our Certificate of Incorporation also provides that the Company will advance expenses to directors and executive officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

         The CRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at our request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         We have entered into indemnification agreements with certain of our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by the CRS and our Certificate of Incorporation, subject to certain exceptions as well as certain additional procedural protections. In addition, the indemnification agreements provide generally that we will advance expenses incurred by directors and executives officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

         The indemnification provisions in our Certificate of Incorporation and the indemnity agreements entered into between us and certain of our directors and executive officers may permit indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER            DESCRIPTION
         ------            -----------

          5.1     Opinion of Bruce F. Fein, PC.

         23.1     Consent of Amisano & Hanson, CA.

         23.2     Consent of Bruce F. Fein, PC.
                  (contained in Exhibit 5.1).

         24.1     Power of Attorney (included on signature page of this
                        Registration Statement).


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) include any additional or changed material
information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial BONA FIDE offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, New York, on this 8th day of January, 2001.


                                    OHIO & SOUTHWESTERN ENERGY COMPANY


                                    By: /s/ RALPH SHEARING
                                        ----------------------------
                                            Ralph Shearing
                                            Chief Operating Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Shearing his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                    TITLE                    DATE
         ---------                    -----                    ----

         /S/ Ralph Shearing           President                January 8, 2001

         /S/ Abbas Salih              Director                 January 8, 2001

                     THE OHIO & SOUTHWESTERN ENERGY COMPANY

                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                           December 31, 1999 and 1998

                             (Stated in US Dollars)

                                AUDITORS' REPORT

To the Stockholders,
The Ohio & Southwestern Energy Company

We have audited the balance sheet of The Ohio & Southwestern Energy Company (A Development Stage Company) as at December 31, 1999 and 1998 and the statements of loss and deficit accumulated during the development stage, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 in accordance with generally accepted accounting principles in the United States.

The financial statements as at December 31, 1997 and for the period from inception, February 28, 1989 to December 31, 1997 were audited by other auditors who expressed an opinion without reservation on those statements in there report dated April 16,1998.

Vancouver, Canada
February 16, 2000                                          Chartered Accountants

Comments by Auditors for U.S. Readers on Canada - U.S. Reporting Conflict
-------------------------------------------------------------------------

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is substantial doubt about a company's ability to continue as a going concern. The accompanying financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes the realization of assets and discharge of liabilities in the normal course of business. As discussed in
Note 1 to the accompanying financial statements in respect of the company's working capital deficiency and its substantial losses from operations, substantial doubt about the company's ability to continue as a going concern exists. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our report to the Stockholders dated February 16, 2000 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such uncertainty in the auditors' report when the uncertainty is adequately disclosed in the financial statements.

Vancouver, Canada
February 16, 2000                                          Chartered Accountants


                          THE OHIO & SOUTHWESTERN ENERGY COMPANY
                               (A Development Stage Company)
                                      BALANCE SHEETS
                                December 31, 1999 and 1998
                                  (Stated in US Dollars)
                                  ----------------------


                                        LIABILITIES
                                        -----------
                                                            December 31,      December 31,
                                                                1999             1998
                                                                ----             ----
Current
   Accounts payable                                         $    27,188       $    21,642
   Due to related party - Note 4                                 58,772            28,323
                                                            ------------      ------------
                                                                 85,960            49,965
                                                            ------------      ------------


                                 STOCKHOLDERS' DEFICIENCY
                                 ------------------------
Common stock - Note 3                                           118,730           118,730
Contributed capital                                              25,442            25,442
Deficit accumulated during the development stage               (230,132)         (194,137)
                                                            ------------      ------------
                                                                (85,960)          (49,965)
                                                            ------------      ------------
                                                            $         -       $         -
                                                            ============      ============
Nature and Continuance of Operations - Note 1




ON BEHALF OF THE BOARD:

                       , Director                                , Director
-----------------------                   -----------------------

                                  SEE ACCOMPANYING NOTES


                                    THE OHIO & SOUTHWESTERN ENERGY COMPANY
                                         (A Development Stage Company)
                                     STATEMENTS OF OPERATIONS AND DEFICIT
                                for the years ended December 31, 1999 and 1998
                        and February 28, 1989 (Date of Inception) to December 31, 1999
                                            (Stated in US Dollars)
                                            ----------------------

                                                                                                    Cumulative
                                                                                                  from February
                                                                                                  28, 1989 (Date
                                                                                                 of Inception) to
                                                                                                   December 31,
                                                           1999           1998         1997             1999
                                                           ----           ----         ----             ----
Expenses
   Accounting and audit fees                          $      4,277   $      4,500  $          -   $      8,777
   Amortization                                                  -              -             -            750
   Consulting fees - Note 4                                      -          6,200        10,000         16,200
   Filing fees                                                   -            300             -            300
   General and administrative expenses -Note 4               5,619          8,542         7,261         71,124
   Legal fees - Note 4                                      10,462         33,090         5,000         48,552
   Management fees - Note 4                                      -          7,000             -          7,000
   Rent - Note 4                                             5,471          2,886             -          8,357
   Telephone expense                                         2,250          2,452             -          4,702
   Transfer agent fees                                       3,058          1,358             -          4,416
   Travel and promotion                                      4,858          1,444             -          6,302
                                                      -------------  ------------- -------------  -------------
Loss before the following:                              (   35,995)   (    67,772)  (    22,261)   (   176,480)
   Unauthorized distribution                                     -              -             -    (    69,116)
   Gain on settlement of debt                                    -         15,464             -         15,464
                                                      -------------  ------------- -------------  -------------

Net loss for the period                                 (   35,995)   (    52,308)  (    22,261)  $(   230,132)
                                                                                                  =============
Deficit, beginning of year                              (  194,137)   (   141,829)  (   119,568)
                                                      -------------  ------------- -------------

Deficit, end of year                                  $ (  230,132)  $(   194,137) $(   141,829)
                                                      =============  ============= =============
Net loss per share                                    $      -       $(      0.01) $(      0.01)
                                                      =============  ============= =============

Weighted average number of common shares
 outstanding                                             9,736,695      7,835,928     1,683,818
                                                      =============  ============= =============

                                            SEE ACCOMPANYING NOTES


                                    THE OHIO & SOUTHWESTERN ENERGY COMPANY
                                         (A Development Stage Company)
                            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                for the period from February 28, 1989 (Date of Inception) to December 31, 1999
                                            (Stated in US Dollars)
                                            ----------------------


                                                                                            Deficit
                                                                                          Accumulated
                                                    Common Stock                           During the
                                              -------------------------   Contributed    Development
                                                Shares         Amount       Capital          Stage             Total
                                                ------         ------       -------          -----             -----
Balance, February 28, 1989                           -  $            -  $            -  $            -   $            -
  Issuance of stock to insiders
   on March 7, 1989 - at $0.30
   per share                                    33,347          10,000               -               -           10,000
                                        --------------- --------------- --------------- ---------------  ---------------
Balance, December 31, 1989                      33,347          10,000               -               -           10,000
  Issuance of stock during
   public offering for $3.00 per
   share, net of offering costs of
   $27,270                                      33,348          72,730               -               -           72,730
  Net loss                                           -               -               -    (     84,159)    (     84,159)
                                        --------------- --------------- --------------- ---------------  ---------------

Balance, December 31, 1990                      66,695          82,730               -    (     84,159)    (      1,429)
  Net loss                                           -               -               -    (      3,416)    (      3,416)
                                        --------------- --------------- --------------- ---------------  ---------------

Balance, December 31, 1991                      66,695          82,730               -    (     85,575)    (      4,845)
  Net loss                                           -               -               -    (      2,713)    (      2,713)
                                        --------------- --------------- --------------- ---------------  ---------------

Balance, December 31, 1992                      66,695          82,730               -    (     90,288)    (      7,558)
  Net loss                                           -               -               -    (      1,614)    (      1,614)
                                        --------------- --------------- --------------- ---------------  ---------------

Balance, December 31, 1993                      66,695          82,730               -    (     91,902)    (      9,172)
  Net loss                                           -               -               -    (      1,863)    (      1,863)
                                        --------------- --------------- --------------- ---------------  ---------------

Balance, December 31, 1994                      66,695          82,730               -    (     93,765)    (     11,035)

                                                                                                             .../Cont'd.

                                            SEE ACCOMPANYING NOTES

                                                      11

                                                                       Continued

                                    THE OHIO & SOUTHWESTERN ENERGY COMPANY
                                         (A Development Stage Company)
                            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                for the period from February 28, 1989 (Date of Inception) to December 31, 1999
                                            (Stated in US Dollars)
                                            ----------------------


                                                                                            Deficit
                                                                                          Accumulated
                                                    Common Stock                           During the
                                              -------------------------   Contributed    Development
                                                Shares         Amount       Capital          Stage             Total
                                                ------         ------       -------          -----             -----

  Issuances of stock for
   services rendered - at $0.03
   per share                                    50,000           1,500               -               -            1,500
  Contributed capital                                -               -          24,842               -           24,842
  Net loss                                           -               -               -    (     16,735)    (     16,735)
                                        --------------- --------------- --------------- ---------------  ---------------

Balance, December 31, 1995                     116,695          84,230          24,842    (    110,500)    (      1,428)
  Net loss                                           -               -               -    (      9,068)    (      9,068)
                                        --------------- --------------- --------------- ---------------  ---------------

Balance, December 31, 1996                     116,895          84,230          24,842    (    119,568)    (     10,496)
  Issuance of stock for cash
   - at $0.011 per share                     2,000,000          21,300               -               -           21,300
  Contributed capital                                -               -             600               -              600
  Net loss                                           -               -               -    (     22,261)    (     22,261)
                                        --------------- --------------- --------------- ---------------  ---------------

Balance, December 31, 1997                   2,116,695         105,530          25,442    (    141,829)    (     10,857)
  Issuance of stock for
   services rendered
   - at $0.001 per share                     7,000,000           7,000               -               -            7,000
   - at $0.01 per share                        620,000           6,200               -               -            6,200
  Net loss                                           -               -               -    (     52,308)    (     52,308)
                                        --------------- --------------- --------------- ---------------  ---------------

Balance, December 31, 1998                   9,736,695  $      118,730  $       25,442  $ (    194,137)  $ (     49,965)
Net loss                                             -               -               -    (     35,995)    (     35,995)
                                        --------------- --------------- --------------- ---------------  ---------------

Balance, December 31, 1999                   9,736,695  $      118,730  $       25,442  $ (    230,132)  $ (     85,960)
                                        =============== =============== =============== ===============  ===============

                                            SEE ACCOMPANYING NOTES


                                    THE OHIO & SOUTHWESTERN ENERGY COMPANY
                                         (A Development Stage Company)
                                           STATEMENTS OF CASH FLOWS
                               for years ended December 31, 1999, 1998 and 1997
                        and February 28, 1989 (Date of Inception) to December 31, 1999
                                            (Stated in US Dollars)
                                            ----------------------

                                                                                                       Cumulative
                                                                                                     from February
                                                                                                        28, 1989
                                                                                                    (Date of Incep-
                                                                                                        tion) to
                                                                                                      December 31,
                                                          1999              1998           1997          1999
                                                          ----              ----           ----          ----
Cash flow used in operating activities:
   Net loss                                           $  (  35,995)   $  (  52,308)  $  (  22,261)   $  ( 230,132)
   Adjustments to reconcile net loss to net cash
    used in operations:
     Amortization                                                -               -              -             750
     Consulting fees                                             -           6,200              -           6,200
     Gain on settlement of debt                                  -       (  15,464)             -       (  15,464)
     Management fees                                             -           7,000              -           7,000
   Changes in non-cash items:
     Accounts payable                                        5,546          26,037            573          44,152
     Due to related party                                   30,449          28,323              -          58,772
                                                      -------------   -------------  -------------   -------------

Net cash used in operating activities                            -       (     212)     (  21,688)      ( 128,722)
                                                      -------------   -------------  -------------   -------------

Cash flows used in investing activity
   Organization costs                                            -               -              -       (     750)
                                                      -------------   -------------  -------------   -------------

Net cash used in investing activity                              -               -              -       (     750)
                                                      -------------   -------------  -------------   -------------
Cash flows from financing activities:
   Proceeds from issuance of common stock                        -               -         21,300         131,300
   Payment of offering costs                                     -               -              -       (  27,270)
   Contributed capital                                           -               -            600          25,442
                                                      -------------   -------------  -------------   -------------
Net cash provided by financing activities                        -               -         21,900         129,472
                                                      -------------   -------------  -------------   -------------
Net increase in cash                                             -               -            212               -

Cash, beginning of period                                        -             212              -               -
                                                      -------------   -------------  -------------   -------------

Cash, end of period                                   $          -    $          -   $        212    $          -
                                                      =============   =============  =============   =============

Non-Cash Transactions - Note 7

                                            SEE ACCOMPANYING NOTES

                     THE OHIO & SOUTHWESTERN ENERGY COMPANY
                          (A Development Stage Company)
                        NOTE TO THE FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
                             (Stated in US Dollars)
                             ----------------------


Note 1        Nature and Continuance of Operations
------        ------------------------------------

              The company is in the development stage and is devoting its efforts to locating merger candidates.

              These financial statements have been prepared on a going concern basis. The company has working capital deficiency of $85,960 and has accumulated a deficit of $230,132 since inception. Its ability to continue as a going concern is dependent upon the ability of the company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

              The company was incorporated in Colorado on February 28, 1989.

Note 2        Summary of Significant Accounting Policies
------        ------------------------------------------

              The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results could differ from those estimates.

              The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              Development Stage Company
              -------------------------

              The company is a development stage company as defined in Statement of Financial Accounting Standards No. 7. The company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the company's development stage activities.

              Income Taxes
              ------------

              The company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes".

              Loss Per Share
              --------------

              Loss per share figures have been calculated based upon the weighted average number of shares outstanding during the years.

The Ohio & Southwestern Energy Company
(A Development Stage Company)
Notes to the Financial Statements
December 31, 1999 and 1998 - Page 2
(Stated in US Dollars)
 --------------------


Note 2        Summary of Significant Accounting Policies - (cont'd)
------        -----------------------------------------------------

              Fair Value of Financial Instruments
              -----------------------------------

              The carrying value of accounts payable and due to related parties approximates fair value because of the short maturity of these instruments.

Note 3        Capital Stock - Note 4
------        ----------------------

             i)   Preferred Stock
                  a)  Authorized:
                      100,000,000, $0.01 par value

                  b)  Issued:
                      None issued

             ii)  Common stock
                  a)  Authorized:
                      100,000,000, no par value

                  b)  Issued:                                  #          $
                                                           ----------- ---------
                      Balance, December 31, 1999 and 1998   9,736,695   118,730
                                                           =========== =========

Note 4        Related Party Transactions
------        --------------------------

              During the year ended December 31, 1999, a director of the company charged management fees of $Nil (1998: $7,000 - these 1998 fees were settled by the issuance of 7,000,000 shares of the company at $0.001 per share).

              The company was charged the following by a company with a common director or by a shareholder:

                                                             1999            1998            1997           Total
                                                             ----            ----            ----           -----
             Consulting fees                            $           -   $       6,200   $      10,000   $      16,200
             General and administration expenses                4,639           2,171               -           6,810
             Legal fees                                             -               -           5,000           5,000
             Management fees                                        -           7,000               -           7,000
             Rent                                               5,471           2,886               -           8,357
                                                        --------------  --------------  --------------  --------------
                                                        $      10,110   $      18,257   $      15,000   $      43,367
                                                        ==============  ==============  ==============  ==============

The Ohio & Southwestern Energy Company
(A Development Stage Company)
Notes to the Financial Statements
December 31, 1999 and 1998 - Page 3
(Stated in US Dollars)
 --------------------


Note 4        Related Party Transactions - (cont'd)
------        -------------------------------------

              During the year ended December 31, 1997, the company paid $10,000 to a shareholder for consulting services and $5,000 to a shareholder for legal fees.

              Due to a related party at December 31, 1999 is comprised of expenses paid by a company with a common director on behalf of the company for operating costs. This amount is non-interest bearing, unsecured and is there are no specific terms for repayment.

Note 5        Deferred Tax Assets
------        -------------------

              The Financial Accounting Standards Board issued Statement Number 109 in Accounting for Income Taxes ("FAS 109") which is effective for fiscal years beginning after December 15, 1992. FAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              The following table summarizes the significant components of the company's deferred tax assets:

                                                                      Total
                                                                      -----
             Deferred Tax Assets
               Non-capital loss carryforwards                    $      230,132
                                                                 ===============
             Gross deferred tax assets                           $      115,066
             Valuation allowance for deferred tax asset             (   115,066)
                                                                 ---------------
                                                                 $            -
                                                                 ===============

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards which is likely to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

The Ohio & Southwestern Energy Company
(A Development Stage Company)
Notes to the Financial Statements
December 31, 1999 and 1998 - Page 4
(Stated in US Dollars)
 --------------------


Note 6        Income Taxes
------        ------------

              No provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 1999, the company has net operating loss carryforwards which expire commencing in 2005 totalling approximately $230,132, the potential tax benefit of which has not been recorded in the financial statements.

Note 7        Non-Cash Transactions - Note 4
------        ------------------------------

              Operating, investing and financing activities that do not have a direct impact on cash flows are excluded from the statement of cash flows. The company issued common shares for services provided to the company during the following years:

                          Number of                Price
                        Common Shares            Per Share            $
                        -------------            ---------       -----------
             1995             50,000                $0.03             1,500
             1998          7,000,000                $0.001            7,000
             1998            620,000                $0.01             6,200
                           ----------                             ----------
                           7,670,000                                 14,700
                           ==========                             ==========

Note 8        Comparative Figures
------        -------------------

              Certain figures of the prior years have been restated to conform with the presentation used in the current year.

Note 9        New Accounting Standards
------        ------------------------

              In December 1997, the Accounting Standard Board Issued statement 3465, "Income Taxes", which establishes standards for the recognition, measurement, presentation and disclosure of income and refundable taxes. This statement is effective for fiscal years beginning on or after January 1, 2000. Adopting this standard will not have a material impact on the company's financial position, results of operations or cash flows.

              In April 1998, the Accounting Standards Executive committee issued SOP 98-5, "Reporting on the cost of start-up activities". This statement is effective for fiscal years beginning after December 15, 1998. Adopting this standard did not have a material impact on the company's financial position, results of operations or cash flows.

The Ohio & Southwestern Energy Company
(A Development Stage Company)
Notes to the Financial Statements
December 31, 1999 and 1998 - Page 5
(Stated in US Dollars)
 --------------------


Note 9        New Accounting Standards - (cont'd)
------        -----------------------------------

              In June 1998, the Financial Accounting Standards board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which standardized the accounting for derivative instruments. SFAS is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Adopting this standard will not have a significant impact on the company's financial positions, results of operations or cash flows.

Note 10       Uncertainty Due to the Year 2000 Issue
-------       --------------------------------------

              The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers or other third parties, have been fully resolved.